Exhibit 99.1

NEWS RELEASE

Contact:
Mike Brewer
Corporate Communications Manager
1-800-COMDATA
mbrewer@comdata.com

Trish Scorpio
Ceridian Corporation
952/853-4717

Craig Manson
Ceridian Corporation
952/853-6022

Comdata and Ceridian Corporation Settle Complaint Related to Flying J Litigation

MINNEAPOLIS/BRENTWOOD, TN — May 21, 2001 — Comdata Network Inc., and its parent company, Ceridian Corporation (NYSE: CEN), announced today that they have reached a settlement of the Flying J and NCR litigation originally brought against Comdata by Flying J, Inc. in July of 1996 and by NCR Corporation who intervened in September 1999. These same two plaintiffs also brought a lawsuit against Ceridian Corporation in November 2000. The settlement denies any wrongdoing on behalf of Comdata or Ceridian, provides for a payment of $49 million, and allows for Flying J’s TCH-branded fleet cards to be accepted on Comdata’s Trendar™ point-of-sale devices. Additionally, Comdata’s Comchek® cards will be accepted for transaction processing services over the ROSS point-of-sale system at non-Flying J-owned locations. This settlement will not affect Ceridian Corporation’s ongoing operating income.

“After careful consideration of our customers and the uncertainties of jury trial litigation, we concluded it is in the best interest of the industry we serve and to the benefit of Comdata’s customers and employees that we put this litigation behind us,” said Comdata president, Gary Krow. “This agreement does not change our fundamental business practice of granting access to competing cards on the Trendar system. The choice of accepting the Flying-J-issued TCH card is in the hands of individual truck stops. With this litigation concluded, we can now fully concentrate on those things that continue to make Comdata the provider of choice for fleets, merchants and professional drivers.”

About Comdata:

Comdata Corporation (www.comdata.com) is redefining the movement of money and information through technology for businesses, their customers and employees. A leading provider of transaction and information services and an industry innovator since the company was founded in 1969, Comdata provides Comchek® credit and debit processing and reporting for commercial fleets and merchants, electronic cash and gift card services for retailers, chip card programs for governmental agencies and fuel management systems. Headquartered in Brentwood, TN, Comdata employs nearly 2,000 people throughout the United States and Canada. Comdata is a wholly-owned subsidiary of Minneapolis-based Ceridian Corporation.

About Ceridian:

Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources and transportation markets. Ceridian’s human resources businesses offer HR/benefits solutions that support organizations’ complete employment life cycle and maximize their investment in people. Its Comdata subsidiary is a provider of transaction processing and information services to the trucking and retail industries.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including those factors which are discussed in or incorporated by reference into Ceridian’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

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